AMENDMENT No. 2 TO STOCKHOLDERS AGREEMENT
THIS AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT, dated and effective as of May 11, 2017 (this “Amendment”), is entered into by and among (i) Shake Shack Inc., a Delaware corporation (the “Company”), (ii) SSE Holdings, LLC, a Delaware limited liability company (“Holdings”), (iii) the Persons listed on the signature pages hereto under the caption “Meyer Stockholders” (the “Meyer Stockholders”), (iv) the Persons listed on the signature pages hereto under the caption “LGP Stockholders” (the “LGP Stockholders”) and (v) the Persons listed on the signature pages hereto under the caption “SEG Stockholders” (the “SEG Stockholders”). All capitalized terms defined herein but not used herein shall have the meanings as ascribed to such terms in the Stockholders Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Company, Holdings, the Meyer Stockholders, the LGP Stockholders, the SEG Stockholders and certain other stockholders of the Company (together with their Affiliates and the Meyer Stockholders, collectively, the “Management Stockholders”) have previously entered into a Stockholders Agreement, dated and effective as of February 4, 2015, as amended by Amendment No. 1 to Stockholders Agreement, dated and effective as of October 8, 2015 (collectively, the “Stockholders Agreement”); and
WHEREAS, the Meyer Stockholders, the LGP Stockholders and the SEG Stockholders desire to amend the Stockholders Agreement as hereinafter provided to remove certain persons as Management Stockholders.
NOW, THEREFORE, Meyer Stockholders, the LGP Stockholders and the SEG Stockholders hereto agree as follows:

A.	Schedule 2 (Management Stockholders) to the Stockholders Agreement is hereby amended and restated in its entirety and replaced by Schedule 2 attached hereto.

B.	As hereby amended by this Amendment, the Stockholders Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has signed this Amendment No. 2 to Stockholders Agreement as of the date first above written.

COMPANY:
SHAKE SHACK INC.
By:	/s/ Ronald Palmese Jr.
Name:	Ronald Palmese Jr.
Title:	General Counsel

HOLDINGS:
SSE HOLDINGS, LLC
By:	/s/ Ronald Palmese Jr.
Name:	Ronald Palmese Jr.
Title:	General Counsel

[Signature Page to Amendment No. 2 to Stockholders Agreement]

MEYER STOCKHOLDERS:

UNION SQUARE HOSPITALITY GROUP, LLC
By:	/s/ Daniel H. Meyer
Name:	Daniel H. Meyer
Title:	Chief Executive Officer

GRAMERCY TAVERN CORP.
By:	/s/ Daniel H. Meyer
Name:	Daniel H. Meyer
Title:	Authorized Signatory

By:	/s/ Daniel H. Meyer
Daniel H. Meyer

DANIEL H. MEYER 2012 GIFT TRUST U/A/D 10/31/12
By:	/s/ Audrey Meyer
Name:	Audrey Meyer, not individually but solely as Co-Trustee

[Signature Page to Amendment No. 2 to Stockholders Agreement]

LGP STOCKHOLDERS:

GREEN EQUITY INVESTORS VI, L.P.

By:	GEI Capital VI, LLC, its General Partner

By:	/s/ Lance J.T. Schumacher
Lance J.T. Schumacher
Vice President - Tax

GREEN EQUITY INVESTORS SIDE VI, L.P.

By:	GEI Capital VI, LLC, its General Partner

By:	/s/ Lance J.T. Schumacher
Lance J.T. Schumacher
Vice President - Tax

LGP MALTED COINVEST LLC
By:	Peridot Coinvest Manager LLC, its Manager
By:	Leonard Green & Partners, L.P., its Manager
By:	LGP Management, Inc., its General Partner

By:	/s/ Lance J.T. Schumacher
Lance J.T. Schumacher
Vice President - Tax

[Signature Page to Amendment No. 2 to Stockholders Agreement]

SEG STOCKHOLDERS:

SEG PARTNERS, L.P.

By:	SEG Partners Holdings, LLC, its general partner

By:	/s/ George Loening
Name:	George Loening
Title:	Managing Member

SEG PARTNERS II, L.P.

By:	SEG Partners II Holdings, LLC, its general partner

By:	/s/ George Loening
Name:	George Loening
Title:	Managing Member

SEG PARTNERS OFFSHORE MASTER FUND, LTD

By:	/s/ George Loening
Name:	George Loening
Title:	Director

[Signature Page to Amendment No. 2 to Stockholders Agreement]

SCHEDULE 2
MANAGEMENT STOCKHOLDERS
Daniel H. Meyer
Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12
Gramercy Tavern Corp.
Jeff Flug
Flug 2015 GS Trust U/A/D 12/29/15
Randy Garutti
The Randall J. Garutti 2014 GST Trust
Robert Vivian